EXHIBIT 99.1

LEASE AND OPERATING AGREEMENT

This Lease and Operating Agreement is made and entered effective the 26th day of March, 2013 by and between E-Waste Systems, Inc. with registered office at 101 First St #493, Los Altos, CA 94022 USA ("EWSI" or the "Company")  and GO EZ Deals, Inc. of 80 Wall Street, New York, NY 10005 (the "Lessor" or "GED")..

Whereas, the Lessor has its headquarters located at the address above which, as more fully described in Exhibit A attached hereto and incorporated herein by this reference (together the "Property"); and

Whereas, the Lessor desires to turn over the operation of the business at the Property (the 'Business'), and

Whereas, the Lessee desires to operate the Business on the Property and further to utilize staff of the Lessor and has agreed to reimburse the Lessor as set forth herein below.

The parties agree as follows:

1.     The Lessee shall lease the Property and the Business on a quarter-to-quarter basis for the consideration set forth below and shall have the exclusive right to operate the Business on the Property throughout the term of this Lease.

2.     The Lessee has inspected the Property and takes it in "As Is" condition except that the Lessee has not and shall not investigate any environmental issues and has relied on the absolute representation  of the Lessor that no environmental condition exists and further that the Lessor has all necessary rights to the Property required to enter into this Lease Agreement.

3.     Lessor shall give the Lessee access to  all records associated with the Property and the Business including mechanical, engineering and maintenance records and all such other records or information as requested by the Lessee from time to time throughout the course of this Lease.

4.     The Lessee shall be responsible for any and all costs of adapting the Property and/or the Business to any other uses anticipated by the Lessee and shall be responsible for routine maintenance

5.      The layout of the Property is made a part hereof.

6.     The Lessee covenants and agrees to pay to the Lessor a quarterly Fixed Rent of $5,000 per month; Monthly Personnel Usage Rent equal to the amount due to all personnel of the Lessor based upon the percentage of usage of such personnel from time to time and shall be calculated at the end of each period and remitted with  a schedule thereof not less than 30 days after the end of such period to the  extent not advanced; and as additional Rent  a Profit  Participation/Royalty equal to the net profit derived by taking the Gross Revenues from the operation of the business(es) occupying the Property net of any credits, deductions or other offsets less  all expenses including commissions, Fixed Rent, Month Personnel Usage Rent and further reduced by an amount equal to 5% of the Gross Revenues, further reduced by the cost of repairs, improvements to the Leased Premises and all other costs of operation according to the schedule thereof to be supplied to the Lessor not less than annually, and within 45 days of the end of each year, and paid within 30 days thereof. Unless otherwise agreed with the Lessee, possession of the Property shall be delivered to the Lessee free and clear of all occupants. The Lessee shall use the Property to operate the business.

7.     The Lessee shall keep the Property free of all public or private nuisances. All health, fire, environmental and police regulations shall in all respects and at all times be fully complied with by the Lessee.

8.
the Lessee shall pay such utilities and shall be solely responsible  for and promptly pay, as and when the same become due and payable, all connection charges, deposits, all charges for water, sewer, electricity, telephone and any other utility used  or consumed  related  to  the Property which have been or may be imposed by the utility company or authority providing same.

9.
the Lessee hereby agrees to defend, pay, indemnify and save free and harmless the Lessor, from and against any and all claims, demands, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including reasonable out of pocket attorneys' fees, resulting from or in connection with loss of life, bodily or personal injury or property damage arising out of or from or on account of any occurrence in, upon, at, or from the Property or occasioned wholly or in part through the use and occupancy of the Property or any improvements therein or appurtenances thereto, or by any act or omission of the Lessee  or  any  subcontractor, concessionaire or licensee of the Lessee, or their respective employees, agents, contractors or invitees in, upon, at, or from the Property or its appurtenances except claims arising out of the negligence or willful act of the person or persons sought herein to be indemnified against loss;

10.
the Lessee shall give prompt notice to the Lessor in case of fire or other casualty or accident in the Property or in the building of which the Property forms a part or of any defects therein or in any of its fixtures, machinery or equipment;

11.
The Lessor hereby agrees to defend, pay, indemnify and save free and harmless the Lessee, from and against any and all claims, demands, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including reasonable out of pocket attorneys' fees, resulting from or in connection with loss of life, bodily or personal injury or property damage arising out of or from or on account of any occurrence in, upon, at, or from the Property or occasioned wholly or in part through the use and occupancy of the Property or any improvements therein or appurtenances thereto, or by any act or omission of the  Lessor or any  subcontractor, concessionaire or licensee of the Lessor, or their respective employees, agents, contractors or invitees in, upon, at, or from the Property or its appurtenances except claims arising out of the negligence or willful act of the person or persons sought herein to be indemnified against loss;

12.
The Lessee shall not transfer, assign, sublet, enter into license or concession agreements, change ownership or hypothecate this Lease or the Lessee's interest in and to the Property without first procuring the written consent of the Lessor which shall not be unreasonably withheld.

13.
the Lessee shall make or cause to be made any alterations, additions or improvements or install or cause to be installed any exterior signs, exterior lighting, security bars, shades or awnings or make any changes to the store front upon prior approval of the Lessor. The Lessee shall present to the Lessor plans and specifications for such work at the time approval is sought.

14.
the Lessee agrees to pay when due all sums of money that become due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been  furnished or to be furnished to or for the Lessee or its account, in, upon or about the Property and which may be secured by any mechanic's, material men's or other lien against the  Property  and/or  the Lessor's interest therein, and the Lessee will cause each such lien to be fully discharged and released at the time the performance of any obligation secured by any such lien matures and/or becomes  due.

15.
All installations, betterments and improvements made by the Lessee in or about the Property in compliance with the approved plans and specifications, shall be deemed to be and remain the property of the Lessee during the term of this Lease; and to the extent possible without damage to the Premises may be removed by the Lessee upon termination provided, however, any and all such installations, betterments and improvements that are not reasonably  able to be separated from the building shall become the property of the Lessor and shall remain upon and be surrendered with the Property as a part thereof at the expiration or sooner termination of the term of this Lease.

16.
the Lessee agrees at all times, from and after delivery of full possession of the Property to the Lessee, and at its sole cost and expense, to repair and maintain in good and tenantable condition the Property and every part thereof, excluding the roof, exterior walls, structural parts of the Property, and including without limitation, the utility meters, utility lines serving only the Property even though such lines may be located outside the Property, pipes and conduits, all fixtures, air conditioning and heating equipment serving the Property.

17.
Subject to the foregoing provisions hereof, prior to vacating the Premises, the Lessor shall undertake all repairs described in Section 9.1. At all times, the Lessor shall keep and maintain in good and tenantable condition and repair, the roof, exterior walls, structural parts of the Property, pipes and conduits outside the Property for the furnishing to the Property of various utilities (except to the extent that the same are the obligation of the appropriate public utility company) provided, however, that the Lessor shall not be required to make repairs necessitated by reason of the negligence of the Lessee or anyone claiming under the Lessee, or by reason of the failure of the Lessee to perform or observe any conditions or agreements in this Lease contained, or caused by alterations, additions, or improvements made by the Lessee or anyone claiming under the Lessee. Anything to the contrary notwithstanding contained in this Lease, the Lessor shall not in any way be liable to the Lessee for failure to make repairs as  herein specifically required of it unless the Lessee has previously notified the Lessor, in writing, of the need for such repairs and the Lessor has failed to commence and complete said repairs within a reasonable period of time following receipt of the Lessee's written notification. All such repairs made, whether done by the Lessor or the Lessee, shall be made and completed in accordance with the laws, rules, regulations and orders of all governmental authorities having jurisdiction thereof and with least interference to the business and activities of the other party thereto, and the party making such repairs shall not cause any conflict with any union contract to which the Lessor may then be a party.

18.
The Lessee agrees to permit the Lessor and its authorized representatives to enter the Property at all time during usual business hours for the purpose of inspecting the same. the Lessee further covenants and agrees that the Lessee may go upon the Property and make any necessary repairs to the Property and perform any work therein (i) which may be necessary to comply with any laws, ordinances, rules or regulations of any public authority or of the fire rating bureau or of any similar body or the Lessor's insurer; or (ii) that the Lessor reasonably deems necessary to prevent waste or deterioration in connection with the Property (in the event such work is otherwise the obligation of the Lessee under this Lease, and the Lessee has not made or caused such repairs to be made or performed or caused such work to  be  performed  promptly  after receipt of written demand from the Lessor). Nothing herein contained shall imply any duty on the part of the Lessor to do any such work under any provision of this Lease that the Lessee may be required to do, nor shall it constitute a waiver of the Lessee's default in failing to do the same. In the event the Lessor makes or causes any such repairs to be made or performed, as provided for herein, the Lessee shall pay the cost thereof to the Lessor, forthwith, as additional rent upon receipt of an invoice therefor.

19.
If the Property shall be partially damaged by fire or other casualty insured under the Lessor's insurance policies, then upon the Lessor's receipt of the insurance proceeds, the Lessor  shall, except as otherwise provided herein, repair and restore the same (exclusive of the Lessee's trade fixtures, decorations, signs and contents) substantially to the condition thereof immediately prior to such damage or destruction.

20.
If the Property shall be partially damaged by fire or other casualty insured under the Lessee's insurance policies, then upon the Lessee's receipt of the insurance proceeds, the Lessee shall, except as otherwise provided herein, repair and restore the same (exclusive of the Lessor's trade fixtures, decorations, signs and contents) substantially to the condition thereof immediately prior to such damage or destruction.

21.
Events of Default by the Lessee: the Lessee shall fail to pay when due any rental or other sum hereunder and such failure shall continue for thirty (30) days after notice of same shall have been received by the Lessee;

22.
Upon the occurrence of an Event of Default, the Lessor, in addition to  any  other  remedy available to the Lessor at law or in equity may by notice to the Lessee exercise the following remedies the Lessor may terminate this Lease, in which event the  Lessor may immediately repossess the Property and be entitled to recover in a lump sum, in addition to any other sum or damages for which the Lessee may be liable to the Lessor.

23.
In the event the Lessor shall neglect or fail to perform or observe any of the  covenants, provisions or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default (or if more than thirty (30) days shall be required because of the nature of the default, if the Lessor shall fail to proceed diligently to cure such default after notice), then in that event the Lessor shall be responsible to the Lessee for any and all damages sustained by the Lessee as a result of the Lessor's breach; further, after such notice the Lessee shall have the right to cure any such default at the Lessor's expense including in such expenditure all costs and reasonable attorney's fees incurred to cure such default or breach of the Lease. The Lessee o shall have no right to terminate this Lease except as herein otherwise specifically  provided.

24.
Upon the expiration of this Lease, the Lessee agrees to quit and surrender the Property, in good condition and repair, reasonable wear and tear and casualty excepted, excluding any and all improvements, alterations, additions, fixtures and equipment at any time made or installed in, upon, or to the interior or exterior of the Property which may be removed without damage to the premises, personal property and other unattached movable trade fixtures put in at the Lessee's expense. Before surrendering the Property, the Lessee shall remove all of the Lessee's said personal property.

25.
This Lease, including the Exhibits, Riders, and/or Addenda, if any attached thereto, sets forth the entire agreement between the parties with respect to the terms hereof together with that certain Purchase Agreement dated as of even date herewith. All prior conversation or writings between the parties hereto or their representatives  are merged herein and extinguished. This Lease shall not be modified except by an instrument in writing subscribed to by all parties.

26.
Except as otherwise expressly provided in this Lease, all covenants, conditions and provisions of this Lease shall be binding upon and shall insure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

27.
It is agreed that if any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Lease and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

IN WITNESS WHEREOF, the undersigned have caused this Lease to be signed, sealed and delivered on the date first noted above.

[signature page to follow]

Signature Page to Lease and Operating Agreement - EWSI and Go Ez Deals, Inc

LESSOR:  Go Ez Deals, Inc

By: /s/            Ed Torres
Print Name:   Ed Torres
Title:              President

EWSI:

By: /s/           Martin Nielson
Print Name:  Martin Nielson
Title:              Chief Executive Officer

Attachment:  Exhibit A:  Property Subject to Lease

Exhibit A:  Property Subject to Lease

1.  Buildings and Land:  The buildings and land identified at the address in paragraph one of this agreement

2.  Operating Assets located on the Property

a.  Computer Equipment

b.  Accounting systems

c.  Vehicles

d.  Furniture and fittings

e.  Machinery and equipment

f.  Supplies

g.  Inventory

3.     Personnel

a. All operating personnel

b. List of Advisors and contractors

4.  List of Customers including all contact details

5.  List of Vendors and Suppliers

6.  Intellectual Property including brand names and logos

.

A - 1

AGREEMENT

THIS AGREEMENT (the “Agreement”), is made and entered in effective as of the 9th day August 2013  by and between E-Waste Systems, Inc. (OTCQB:EWSI)  whose registered office is 101 First Street, #493, Los Altos, CA  USA 94022  Nevada corporation, (hereinafter also referred to as “EWSI”) and GoEz Deals, INC with its principal office at 80 Wall Street, New York, NY 10005 USA, (the ‘GOEZ’), and Ed Torres, a professional contractor residing at 61, Birch Road, Cedar Grove, New Jersey 07009 (“Torres”). EWSI, Torres and GOEZ are herein referred to herein individually as “Party” and collectively as the “Parties”.

WHEREAS, on even date herewith GOEZ and EWSI entered into that certain “Lease and Operating Agreement”, a copy of which is attached hereto as Exhibit “A” and incorporated herein as if fully set forth; and

WHEREAS, on even date herewith Torres and EWSI entered into that certain Management and Business Development Agreement, a copy of which is attached hereto as Exhibit “B” and incorporated herein as if fully set forth.

NOW, THEREFORE, in consideration of the promises and the other covenants and conditions contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

At Closing (which shall occur at such time and place as the Parties shall agree not later than five (5) days of the execution hereof), EWSI shall have all rights to operate the existing business of GOEZ as set forth in the Lease and Operating Agreement and shall acquire a 7% ownership interest in the GOEZ in exchange for the following consideration:

a)
1,750,000 newly issued restricted common shares of EWSI (the “Stock”) valued at a price per share of $0.135, and 1,750,00 S-8 shares valued at a price per share of $0.135 to be issued to Torres pursuant to the Management and Business Development Agreement (Exhibit “B”);

b)	$230,000 in newly issued Series A Convertible Preferred stock of EWSI (the “Preferred”), and

c)	$100,000 in cash (the “Cash”)

The Stock shall be paid as set forth in the Management and Business Development Agreement (Exhibit “B”) and the Preferred shall be paid as soon as practicable following  the execution of this Agreement, and the Cash shall be paid no later than six (6) months from the date hereof.

At Closing, GOEZ shall issue to EWSI stock in GOEZ equal to a seven percent (7%) of the fully diluted interest in the GOEZ.  The Parties agree that the GOEZ Organization documents (attached hereto as Exhibit C and incorporated herein as if fully set forth) shall not be amended without the express written consent of EWSI.

The Parties agree that all cash proceeds of GOEZ, net of all GOEZ expenses and less an appropriate working capital reserve, as determined by the GOEZ’s managers, in their reasonable discretion, shall be distributed in proportion to their respective Ownership Interests; provided that any such distributions to EWSI shall be applied to reduce the Cash to the extent not yet paid to GOEZ.

2. Management.

 The Parties acknowledge that EWSI shall have those rights set out in the Lease and Operating Agreement and the Management and Business Development Agreement  The Parties acknowledge that except as limited herein, GOEZ shall manage its on-going operations.

3. Representations, Warranties of EWSI

EWSI has full power and authority to enter into this Agreement and the other agreements referred to herein and the undersigned is its duly authorized representative.

Nothing contained herein or in the other agreements referred to herein violates any of the provisions of the organizational documents of EWSI nor does it violate any law nor result in the breach of any agreement to which EWSI is a party.

4. Representations, Warranties of GOEZ and Torres

GOEZ has full power and authority to enter into this Agreement and the other agreements referred to herein and the undersigned is its duly authorized representative.

Nothing contained herein or in the other agreements referred to herein violates any of the provisions of the organizational documents of GOEZ nor does it violate any law nor result in the breach of any agreement to which GOEZ is a party.

5. Miscellaneous.

a)
This Agreement constitutes the entire agreement between the Parties hereto with respect to the specific subject matter hereof and supersedes all prior agreements or understandings of any kind with respect to the specific subject matter hereof.

b)	In the event that any provision or part of this Agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect.

c)	Any modification to this Agreement must be in writing and signed by the Parties or it shall have no effect and shall be void.

d)
This Agreement is binding upon and shall inure to the benefit of the respective successors, licensees and/or assigns of the Parties hereto. Notwithstanding the foregoing, neither party may assign their respective rights and/or obligations hereunder without the other party’s prior written consent.

e)	The waiver by either party of a breach or violation of any provision of this Agreement shall not constitute a waiver of any subsequent or other breach or violation.

f)  This Agreement shall be governed in accordance with the laws of the State of  Nevada applicable to agreements to be wholly performed therein, with jurisdiction exclusive to the Federal and State courts located therein.

g)  The Parties hereby acknowledge that: (i) prior to signing below, each Party had the opportunity to review this Agreement and consult with legal and other advisors of such Parties’ choice; (ii) each party has secured an attorney to advise as to the legal effect of the Agreement and has either done so or has chosen not to do so; (iii) each party has read and fully understands all of the terms of this Agreement; and (iv) each party voluntarily accepts and agrees to be bound by all of the terms and conditions of this Agreement.

h)  Notices provided pursuant to this Agreement shall be made to the addresses set forth above provided  that each party shall provide any change of address in writing to the other party.

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date first written above.

EWSI:

E-Waste Systems, Inc.

By: /s/  Martin Nielson
              Martin Nielson, CEO

GOEZ:

GoEz Deals INC

By: /s/   Ed Torres
              Ed Torres, CEO

Ed Torres

By: /s/ Ed Torres
            Ed Torres, an individual

CONTRACT FOR MANAGEMENT AND BUSINESS DEVELOPMENT

This Agreement (the “Agreement”) is effective as of 1st July 2013 by and between E-Waste Systems, Inc. (“EWSI”) and its subsidiaries, and [Ed Torres] whose office is at 80 Wall Street, New York, New York 10005, (the “Contractor”).

Whereas, EWSI is in the business of electronics waste recycling and related reverse logistics services; provision of management services; sale of branded licenses and technologies; and operator of strategic business units, all of which it wishes to expand, and

Whereas, the Contractor, is an experienced executive, based in New York City, a key market for EWSI, and

Whereas, EWSI desires to expand its businesses and needs certain management and business development expertise which the Contractor possesses to help achieve its growth, and

Whereas, EWSI desires to retain the Contractor to provide executive management and  business development services to take advantage of the Contractor’s experience and to exploit commercial opportunities, and the Contractor is willing to provide such consulting services acting on behalf of EWSI.

Now therefore, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

1. Engagement; Contractor Relationship; Duties; Title. EWSI hereby engages the Contractor, and the Contractor hereby agrees to render, contract management services to EWSI in connection the operation and expansion of the GoEz Deals (GED) business as listed on Schedule A. The Contractor shall report to Abraham Cinta or to such other person as the Chief Executive (the “CEO”) of EWSI shall designate from time to time. The Contractor shall devote such portion of his business time and efforts to the management and expansion of GED and to business development of EWSI as may be required to accomplish the goals and responsibilities determined by EWSI and Contractor including those set forth on Schedule A. The Contractor shall use reasonable efforts in such endeavors. The Contractor shall also perform the services with a level of care, skill, and diligence that a prudent professional acting in a like capacity and familiar with such matters would use, and shall agree to abide by the rules of governance established by EWSI’s board of directors, including but not limited to, the Code of Business Conduct and Ethics and the Insider Trading Policies (copies of which are available and maintained on the EWSI website). The parties agree that Contractor shall obtain prior written approval for any and all material contracts or agreements.

It is understood that the Contractor’s success may be enhanced by having the credibility of a title of distinction, and EWSI hereby allows the Contractor to use the title of Executive Director, Management & Business Development for the term of this engagement. EWSI shall include reference to this role on its website, in the ‘Team’ section, and shall provide an EWSI email address for correspondence.

2. Term and Termination. The term of this Agreement shall begin on the date referenced in paragraph one of this Agreement and shall continue until the first anniversary of the date of this Agreement (the ‘Termination Date’) unless terminated by either Party as described herein (the “Term”). EWSI may terminate this agreement for cause (defined as immoral, unethical, or illegal behavior of the Contractor) without prior notice. This Agreement may be terminated by either party upon thirty (30) days advance written notice subject to the rights of Contractor to obtain compensation asset forth herein.

Should EWSI terminate this agreement other than for cause, it shall provide the Contractor with thirty days notice. Upon termination without cause, Contractor shall promptly submit a list of all business opportunities pending or developed by Contractor and such list shall be deemed incorporated into chedule A.  Should EWSI subsequently conclude a transaction among those listed on Schedule A, within 12 months of Termination Date, EWSI shall pay to Contractor any fees deriving from such transactions in accordance with this Agreement.

Should the Contractor terminate this agreement other than due to a breach of this Agreement by EWSI, Contractor shall forfeit any claims to compensation for transactions completed by EWSI following the termination date, unless the fees earned were for work completed by the Contractor prior to the termination date.

3. Compensation. As compensation for all primary services rendered by the Contractor to EWSI pursuant to this Agreement, the Contractor shall be compensated as set forth on Schedule A hereto.

3.1 Initial Compensation. As initial compensation for services rendered by the Contractor under this Agreement, EWSI shall issue to the Contractor 3.5 million common shares of EWSI, to be paid as follows: 1.75 million restricted shares, and 1.75 million free trading shares each of which will be paid over three monthly installments from the date of this Agreement. Should the Contractor terminates this Agreement for any reason, this retainer should be fully reimbursed by the Contractor

4. Expenses. The Contractor shall pay for his own expenses unless otherwise agreed or required by EWSI and pre-approved.

5. Independent Contractor. The Contractor is an independent contractor providing services to EWSI. The Contractor is not an agent of EWSI and shall have no right to bind EWSI, except as expressly and duly authorized in writing by affirmative action of the CEO or board of directors. EWSI, as appropriate, will report all payments to be made hereunder on Forms 1099 (or their equivalent in a different country) as payments to the Contractor for independent contracting services. EWSI shall not carry worker’s compensation insurance to cover the Contractor. EWSI shall not pay any contributions to Social Security, unemployment insurance, federal or state withholding taxes, or their equivalent in another country, nor provide any other contributions or benefits that might be expected in an employer-employee relationship.

6. Confidentiality, Non-Competition and Non-Circumvention. During the term of this Agreement and for a period of two (2) years after, EWSI and Contractor agree that neither of them, nor any affiliate of them, directly or indirectly, or in any other capacity, will (i) in any manner influence any person who is an employee of the other Party to leave such service or hire any such person, (ii) contact or solicit any Person that is or at any time within the one year period immediately prior to the date of this Agreement was a customer of EWSI or Contractor, as the case may be, for the purpose of providing products, services or business competitive with that provided by the other PARTY, or provide any such products, services or business to any such Person, or (iii) request or advise any suppliers, customers or accounts of the other Party to withdraw, curtail or cancel any business that is placed with the other Party.  Provided further, that in no event, at any time shall either party (i) use or disclose, or cause to be used or disclosed, any secret, confidential or proprietary information of either Party, which is stipulated by either Party as confidential, regardless of the fact that EWSI and/or Contractor or any EWSI Affiliate may have participated in the development of that information, or (ii) make any disparaging remarks about the other Party, their employees or officers, or their services, practices or conduct.

7. Contracts or Other Agreements with Current or Former Employer or Business.
The Contractor hereby represents and warrants that he is not subject to any agreement with respect to which the Contractor’s engagement by EWSI would be a breach.

8. Modification of Agreement. This Agreement may be modified by the Parties hereto only by a written supplemental agreement executed by both Parties.

9. Notice. All notices and other communications required or permitted under this
Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices here under may be delivered by hand, facsimile transmission or overnight courier, in which event the notice shall be deemed effective when delivered or transmitted.

All notices and other communications under this Agreement shall be given to the Parties hereto at the following addresses:

If to EWSI:

Susan Johnson, Secretary-Treasurer
101 First Street #493
Los Altos, CA USA 94022

Attn:

If to Contractor:
_________________________________
_________________________________
_________________________________
_________________________________

or to such other address as the Parties hereto may specify, in writing, from time to time.

10. Waiver of Breach. The waiver by either Party of any breach of any provision of this
Agreement shall not operate or be construed as a waiver of any subsequent breach.

11. Entire Agreement. This Agreement contains the entire agreement of the Parties relating to the subject matter of this Agreement and supersedes any prior written or oral arrangements with respect to the Contractor’s engagement by EWSI.

12. Successors, Binding Agreement. Subject to the restrictions on assignment contained herein, this Agreement shall inure to the benefit of and be enforceable by EWSI’s successors and assigns.

13. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14. Survival of Obligations. The duties and obligations contained in Paragraphs 5, 6, 10,
11, 13 and 15 shall survive the expiration or termination of this Agreement.

15. Multiple Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

16. Tax Withholding; Indemnification. By reason of Contractor’s relationship with
EWSI as an independent contractor, all sums required to be paid by EWSI to Contractor shall be paid in full, without reduction for any withholding taxes, employers’ taxes, social security taxes, payments or contributions, and similar employer withholdings, deductions and payments. Contractor acknowledges and agrees that Contractor shall be solely responsible for making all such filings and payments and shall indemnify and hold harmless EWSI for any liability, claim, expense or other cost incurred by EWSI arising out of or related to the obligations of Contractor pursuant to this Paragraph 16.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada.

18. Headings. The headings of the Paragraphs of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed, or cause their duly assigned agent to execute, this Agreement as of the date first set forth above.

For E-Waste Systems, Inc.

/s/  Martin Nielson
       Martin Nielson, CEO

Contractor

/s/  Ed Torres
       Ed Torres

Schedule A

Compensation for Executive Management and Business Development Initiatives

1.           Executive Management (Primary) Responsibilities:  Operation of the EWSI GED Business Unit

Fee payable: EWSI shall pay Contractor 5% of each month’s gross sales of the GED business unit, subject to delivery of the following:
a)	Auditor approved consolidated reporting of the income statement, balance sheet, and cash flow statement of GED, which are due to be filed periodically on SEC Forms 10Q and 10K
b)	Delivery of monthly financial statements and all supporting documentation to the satisfaction of EWSI, including all reconciled bank statements
c)	Execution of all terms of the operating contract between EWSI and GED
d)	Compliance with all obligations of this agreement

Payment will be made in cash or shares of EWSI as agreed by the Parties, and shall be paid within 15 days of filing the EWSI 10Q or 10K containing such revenues.

2.	Sales of E-Waste Services or Products
a.
Incentive Fee payable:  For gross margin (sales less all direct costs of sales) received and paid to EWSI for products or services sourced by the Consultant (outside of GED):  50% of the first $10,000 in any given month; plus 25% of the amount above $10,000, until $15,000 in cash compensation in any given month is achieved; and thereafter 10%.

3.	New Contracts of business for services to be rendered by EWSI
a.
Incentive Fee payable:  2% of the first year value of the contract, based on gross revenues of e-scrap and usable electronics resold, as determined by EWSI’s auditors.  This amount shall be on top of the payments in #1 above.

4.	Contracts to Support a New ePlant
a.
Upon obtaining cumulative contracts totaling at least 4,000 metric tones of e-waste within a 200 mile radius (any geography) such that EWSI can commission an e-waste recycling plant (an ePlant™) to serve that tonnage, a payment of $75,000 payable in  shares of EWSI restricted common stock will be issued.  If an alternative agreement, such as a tolling contract is entered into, the Parties will negotiate a reasonable form of consideration in keeping with these principles.

5.	Sale of a New ePlant™
a.
Upon signing a binding contract to sell a new ePlant™ to any third party, EWSI shall pay Consultant 1% of the ePlant™ contracted selling price, payable in shares of EWSI restricted common stock will be issued.

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6.	Hiring of key executives introduced to EWSI by the Consultant
a.	Incentive Fee payable: $15,000 for any senior executive (director or vice president), and $5,000 for any other management employee hired by EWSI, payable in shares of EWSI restricted common stock.

7.	Acquisition
a.
Incentive Fee payable:  $25,000 payable in shares of EWSI restricted common stock will be issued for any company or part of a company that EWSI acquires that the Consultant sourced and introduced to EWSI and which was subsequently acquired.

8.	Sale of New Branding License
a.	Incentive Fee payable: $10,000 payable in shares of EWSI restricted common stock will be paid upon signing of a contract with EWSI for the purchase of any two year branding license.

9.	Sale of Technology Products
a.	Incentive Fee payable: $5,000 payable in shares of EWSI restricted common stock will be paid for any technology product sale closed, plus a fee in keeping with #1 above.

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